Exhibit 99.1
P R E S S   R E L E A S E

Splunk Announces Fiscal Third Quarter 2023 Financial Results

Total Revenues Grew 40%; Cloud Revenue up 54%

Company Increases Full Year Outlook

SAN FRANCISCO – November 30, 2022 – Splunk Inc. (NASDAQ: SPLK), the data platform leader for security and observability, today announced results for its fiscal third quarter ended October 31, 2022.

Third Quarter 2023 Financial Highlights

•Total revenues grew 40% to $930 million year-over-year.
•Cloud revenue grew 54% to $374 million year-over-year.
•GAAP operating margin was (2.1%); Non-GAAP operating margin was 21.3%.
•GAAP EPS was $(0.20); Non-GAAP EPS was $0.83.
•Cloud Dollar-Based Net Retention Rate was 127%.
•Customers with total ARR greater than $1 million grew 19% to 754 year-over-year.

“We delivered another solid quarter, with total revenues up 40 percent year-over-year,” said Gary Steele, President and CEO of Splunk. “Our results underscore the value our customers place in Splunk. The world’s largest and most innovative enterprises continue to invest in our platform and make their businesses more resilient through faster insights and action across security, IT and DevOps.”

“We remain focused on balancing long-term durable growth with profitability,“ continued Steele. “In addition to our strong top line results, we also made good progress on our expense reduction during the quarter. As a result, we are increasing our full-year outlook for total revenues, profitability and free cash flow.”

Q3 2023 Business Highlights

•Splunk Named a Leader for the Ninth Consecutive Time in 2022 Gartner® Magic Quadrant™ for Security Information and Event Management* (SIEM): Splunk has continued to innovate its flagship security solution, Splunk Enterprise Security, as well as the rest of the organization’s integrated security portfolio including Splunk Intelligence Management, Splunk SOAR Cloud, Splunk Enterprise 9.0 and Splunk Cloud Platform.
•Splunk Among Top Cybersecurity Leaders Contributing to the Open Cybersecurity Schema Framework (OCSF) Project: Eighteen technology and cybersecurity leaders recently launched an open-source project that defines a common standard for cybersecurity data. The OCSF project will help organizations detect, investigate and stop cyberattacks faster and more effectively by removing time-consuming, up-front normalization tasks.
•Splunk Wins Several Awards for Cybersecurity Innovation and Best Places to Work: Splunk won the 2022 SC Award for Best SIEM for Splunk Enterprise Security and six 'Best of' awards resulting from customer reviews on TrustRadius for Splunk Enterprise Security, Splunk IT Service Intelligence and Splunk SOAR. Splunk was also selected by Great Place to Work® as one of the 2022 Best Workplaces in Technology and as one of the 2022 Best Workplaces for Women.
•Splunk and AWS Sign a New Five-Year Strategic Collaboration Agreement: The agreement underscores each organization’s commitment to enable joint customers to innovate with confidence, migrate and modernize existing environments with end-to-end cloud and hybrid visibility, and scale without limits. Together, Splunk and AWS elevate customer experiences with real-time, full-stack visibility into applications and AWS services while also providing data-driven SIEM and security automation to improve productivity and protect enterprises from security risks.
•Bridging the Data Divide: Splunk continued to spotlight the data divide's impacts and possible solutions across multiple events hosted by the United Nations and the Atlantic Council.
•Splunk Names New Chief Information Security Officer, Chief People Officer and Platform General Manager: Splunk appointed Jason Lee as its Chief Information Security Officer (CISO), Sharyl Givens as Chief People Officer, and Tom Casey as Senior Vice President and General Manager, Platform.
•Splunk Board of Directors Appointments: Richard P. Wallace, President and CEO of KLA Corporation, and David Tunnell, Partner at Hellman & Friedman, were appointed to the Splunk Board of Directors. It was announced that Stephen G. Newberry will be stepping down from the Board, joining Sara Baack, as previously announced.

Financial Outlook

The company is providing the following guidance for its fiscal fourth quarter 2023 (ending January 31, 2023):

•Total revenues are expected to be between $1.055 billion and $1.085 billion.
•Non-GAAP operating margin is expected to be between 23% and 26%.

The company is updating or reaffirming the following guidance for its fiscal year 2023 (ending January 31, 2023):

•Total revenues are expected to be between $3.455 billion and $3.485 billion (was previously between $3.35 billion and $3.4 billion).
•Non-GAAP operating margin is expected to be between 12% and 13% (was previously 8%).
•Total ARR is expected to be approximately $3.65 billion; Cloud ARR is expected to be between $1.775 billion and $1.8 billion (was previously $1.8 billion).
•Free Cash flow is expected to be at least $420 million (was previously $400 million).

Conference Call and Webcast

Splunk’s executive management team will host a conference call beginning at 1:30 p.m. PT (4:30 p.m. ET) today to discuss financial results and business highlights. Interested parties may access the call by dialing (800) 715-9871 in the U.S. or (646) 307-1963 from international locations and referencing conference ID 5441433. A live audio webcast of the conference call will also be available through Splunk’s Investor Relations website at http://investors.splunk.com/events-presentations. An audio webcast replay of the call will be available for the next 12 months.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding Splunk’s long-term prospects, including Splunk’s guidance for total revenues and non-GAAP operating margin targets for the company’s fiscal fourth quarter 2023 and total revenues, non-GAAP operating margin, Total ARR, Cloud ARR, and free cash flow for the company’s fiscal year 2023; our global presence and trends in customer demand and engagement; statements regarding our operating expenses, growth and profitability; statements regarding our collaboration agreement with AWS and its benefits to us and our customers; statements regarding our products, projects, technology and ongoing product development; statements regarding our market opportunity; the market for data-related products and the importance of data and our ability to leverage these trends; expectations for our industry, business and products, such as our business model, customer demand and trust, our partner relationships, customer success and feedback, expanding use of Splunk by customers, and expected benefits and scale of our products. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: the macroeconomic environment, including inflationary pressures, economic uncertainty and impacts on information technology spending; risks associated with Splunk’s growth, particularly outside of the United States; Splunk’s inability to realize value from its significant investments in the company’s business, including product and service innovations and through acquisitions; Splunk’s shift from sales of licenses to sales of cloud services which impacts the timing of revenue and margins; a shift from generally invoicing multi-year contracts upfront to invoicing on an annual basis, which impacts cash collections; Splunk’s transition to a multi-product software and services business; Splunk’s inability to successfully integrate acquired businesses and technologies; Splunk’s inability to service its debt obligations or other adverse effects related to the company’s convertible notes; COVID-19 and related public health measures on our business and the business of our customers, as well as the impact of new variants on the overall economic environment, including customer buying capacity, urgency and patterns; and general market, political, economic, business and competitive market conditions.

Additional information on potential factors that could affect Splunk’s financial results is included in the company’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2022, which is on file with the U.S. Securities and Exchange Commission (“SEC”) and Splunk’s other filings with the SEC. Splunk does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

*Gartner, Inc., 2022 Gartner Magic Quadrant for Security Information and Event Management, Pete Shoard, Andrew Davies, Mitchell Schneider, October 10, 2022.

Gartner and Magic Quadrant are registered trademarks and service marks of Gartner, Inc. and/or its affiliates in the U.S. and internationally and are used herein with permission. All rights reserved

Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner's research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

About Splunk Inc.
Splunk Inc. (NASDAQ: SPLK) helps organizations around the world turn data into doing. Splunk technology is designed to investigate, monitor, analyze and act on data at any scale.

Splunk, Splunk>, Data-to-Everything, and Turn Data Into Doing are trademarks and registered trademarks of Splunk Inc. in the United States and other countries. All other brand names, product names, or trademarks belong to their respective owners. © 2022 Splunk Inc. All rights reserved.

For more information, please contact:

Media Contact
Mara Mort
Splunk Inc.
press@splunk.com

Investor Contact
Ken Tinsley
Splunk Inc.
ir@splunk.com
Splunk Inc. | www.splunk.com

Splunk Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Revenues
Cloud services	$374,027	$243,042	$1,043,361	$654,422
License	383,584	249,021	851,111	611,902
Maintenance and services	172,158	172,688	508,131	506,221
Total revenues	929,769	664,751	2,402,603	1,772,545
Cost of revenues
Cloud services	119,558	100,210	361,939	286,311
License	1,259	1,229	4,059	7,978
Maintenance and services	80,948	86,851	244,714	249,314
Total cost of revenues	201,765	188,290	610,712	543,603
Gross profit	728,004	476,461	1,791,891	1,228,942
Operating expenses
Research and development	241,395	265,145	754,143	772,052
Sales and marketing	388,094	386,932	1,193,929	1,125,169
General and administrative	118,307	112,750	345,396	399,864
Total operating expenses	747,796	764,827	2,293,468	2,297,085
Operating loss	(19,792)	(288,366)	(501,577)	(1,068,143)
Interest and other income (expense), net
Interest income	6,700	888	12,919	1,774
Interest expense	(11,228)	(50,723)	(34,796)	(123,326)
Other income (expense), net	(3,945)	411	(7,548)	334
Total interest and other income (expense), net	(8,473)	(49,424)	(29,425)	(121,218)
Loss before income taxes	(28,265)	(337,790)	(531,002)	(1,189,361)
Income tax provision	4,355	5,532	15,652	8,913
Net loss	$(32,620)	$(343,322)	$(546,654)	$(1,198,274)

Basic and diluted net loss per share	$(0.20)	$(2.14)	$(3.38)	$(7.38)

Weighted-average shares used in computing basic and diluted net loss per share	163,044	160,202	161,738	162,474

Splunk Inc. | www.splunk.com

Splunk Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	October 31, 2022	January 31, 2022
Assets
Current assets
Cash and cash equivalents	$832,929	$1,428,691
Investments, current	924,296	286,337
Accounts receivable, net	976,580	1,306,666
Prepaid expenses and other current assets	115,238	152,871
Deferred commissions, current	111,414	102,322
Total current assets	2,960,457	3,276,887
Investments, non-current	41,325	46,431
Accounts receivable, non-current	164,792	242,689
Operating lease right-of-use assets	188,877	229,198
Property and equipment, net	112,976	124,900
Intangible assets, net	122,734	164,769
Goodwill	1,401,628	1,401,628
Deferred commissions, non-current	212,741	200,876
Other assets	45,815	103,497
Total assets	$5,251,345	$5,790,875
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$18,433	$59,206
Accrued compensation	248,158	396,952
Accrued expenses and other liabilities	204,736	257,979
Deferred revenue, current	1,187,969	1,384,605
Debt, current	775,233	—
Total current liabilities	2,434,529	2,098,742
Debt, non-current	3,097,311	3,137,731
Operating lease liabilities	199,118	225,556
Deferred revenue, non-current	68,982	86,584
Other liabilities, non-current	21,053	19,491
Total non-current liabilities	3,386,464	3,469,362
Total liabilities	5,820,993	5,568,104
Stockholders’ equity
Common stock	170	167
Accumulated other comprehensive loss	(11,226)	(1,199)
Additional paid-in capital	4,496,935	5,032,351
Treasury stock	(1,000,000)	(1,000,000)
Accumulated deficit	(4,055,527)	(3,808,548)
Total stockholders’ equity	(569,648)	222,771
Total liabilities and stockholders’ equity	$5,251,345	$5,790,875

Splunk Inc. | www.splunk.com

Splunk Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Cash flows from operating activities
Net loss	$(32,620)	$(343,322)	$(546,654)	$(1,198,274)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	25,494	24,000	73,446	74,625
Amortization of deferred commissions	27,835	32,122	81,409	110,105
Amortization of investment premiums (accretion of discounts), net	(1,580)	656	(2,062)	1,088
Amortization of debt discount and issuance costs	2,394	41,174	7,878	98,958
Losses on facility exits	10,000	—	10,000	52,524
Non-cash operating lease costs	(274)	(826)	(3,079)	(255)
Stock-based compensation	188,604	203,760	601,745	590,957
Deferred income taxes	(414)	(1,374)	(1,434)	(1,668)
Other	—	—	97	33
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable, net	(145,123)	40,937	407,983	425,735
Prepaid expenses and other assets	79,630	31,782	96,708	16,940
Deferred commissions	(39,612)	(59,774)	(102,366)	(136,847)
Accounts payable	(64,402)	(10,172)	(40,773)	9,526
Accrued compensation	(10,496)	(4,423)	(148,794)	15,747
Accrued expenses and other liabilities	(29,082)	47,067	(46,224)	64,884
Deferred revenue	38,569	(20,988)	(214,238)	(128,719)
Net cash provided by (used in) operating activities	48,923	(19,381)	173,642	(4,641)
Cash flows from investing activities
Purchases of property and equipment	(2,579)	(5,467)	(9,229)	(9,830)
Capitalized software development costs	(816)	(695)	(5,806)	(5,843)
Purchases of marketable securities	(65,142)	(69,176)	(988,904)	(358,749)
Maturities of marketable securities	143,440	36,688	352,864	124,454
Purchases of strategic investments	(260)	(15,450)	(6,359)	(15,450)
Acquisition, net of cash acquired	—	—	—	(80,333)
Other investment activities	98	2,115	1,534	947
Net cash provided by (used in) investing activities	74,741	(51,985)	(655,900)	(344,804)
Cash flows from financing activities
Proceeds from the exercise of stock options	266	692	1,398	1,866
Proceeds from employee stock purchase plan	—	—	48,596	48,246
Proceeds from the issuance of convertible senior notes, net of issuance costs	—	(539)	—	982,210
Repurchases of common stock	—	(807,792)	—	(1,000,000)
Taxes paid related to net share settlement of equity awards	(38,884)	(47,779)	(163,498)	(149,560)
Net cash used in financing activities	(38,618)	(855,418)	(113,504)	(117,238)
Net increase (decrease) in cash and cash equivalents	85,046	(926,784)	(595,762)	(466,683)
Cash and cash equivalents at beginning of period	747,883	2,231,165	1,428,691	1,771,064
Cash and cash equivalents at end of period	$832,929	$1,304,381	$832,929	$1,304,381

Splunk Inc. | www.splunk.com

Splunk Inc.
Operating Metrics

Total Annual Recurring Revenue (“Total ARR”) represents the annualized revenue run-rate of active cloud services, term license and maintenance contracts at the end of a reporting period. Cloud Annual Recurring Revenue (“Cloud ARR”) represents the annualized revenue run-rate of active cloud services contracts at the end of a reporting period. Each contract is annualized by dividing the contract value by the number of days in the contract term and then multiplying by 365. We calculate cloud dollar-based net retention rate (“Cloud DBNRR”) by dividing the Cloud ARR at the end of a period (“Cloud Current Period ARR”) by the Cloud ARR of the same group of customers at the beginning of that 12-month period. Cloud Current Period ARR includes existing customer renewals and expansion, is net of existing customer contraction and churn, and excludes new customers. For the trailing 12-month Cloud DBNRR, we take the dollar-weighted average of the Cloud DBNRR over the trailing 12 months.

Non-GAAP Financial Measures and Reconciliations

To supplement Splunk’s condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Splunk provides investors with the following non-GAAP financial measures: cloud services cost of revenues, cloud services gross margin, cost of revenues, gross margin, research and development expense, sales and marketing expense, general and administrative expense, operating income (loss), operating margin, income tax provision (benefit), net income (loss), net income (loss) per share and free cash flow (collectively the “non-GAAP financial measures”). These non-GAAP financial measures exclude all or a combination of the following (as reflected in the following reconciliation tables): expenses related to stock-based compensation and related employer payroll tax, amortization of intangible assets, acquisition-related adjustments, restructuring and facility exit charges, capitalized software development costs, non-cash interest expense related to convertible senior notes and a net loss on strategic investments. The non-GAAP financial measures are also adjusted for Splunk's current and deferred tax rate on non-GAAP income (loss). Splunk uses a long-term projected non-GAAP tax rate to provide consistency across interim reporting periods. We base our rate on non-GAAP financial projections. In determining our tax rate, we exclude the impact of nonrecurring items, and we make assumptions including those about tax legislation and our tax positions. We applied a 20% non-GAAP tax rate to the three and nine months ended October 31, 2022 and 2021. In addition, non-GAAP financial measures include free cash flow, which represents operating cash flow less purchases of property and equipment and capitalized software development costs. Splunk considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated or used by the business.

Splunk excludes stock-based compensation expense because it is non-cash in nature and excluding this expense provides meaningful supplemental information regarding Splunk’s operational performance and allows investors the ability to make more meaningful comparisons between Splunk’s operating results and those of other companies. Splunk excludes employer payroll tax expense related to employee stock plans in order for investors to see the full effect that excluding that stock-based compensation expense had on Splunk’s operating results. These expenses are tied to the exercise or vesting of underlying equity awards and the price of Splunk’s common stock at the time of vesting or exercise, which may vary from period to period independent of the operating performance of Splunk’s business. Splunk also excludes amortization of intangible assets, acquisition-related adjustments, restructuring and facility exit charges, capitalized software development costs, non-cash interest expense related to convertible senior notes and a net loss on strategic investments from the applicable non-GAAP financial measures because these adjustments are considered by management to be outside of Splunk’s core operating results. A reconciliation of non-GAAP guidance measures to corresponding GAAP guidance measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. For example, stock-based compensation-related charges, including related employer payroll tax-related items, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP financial results included in this release.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by Splunk’s competitors and exclude expenses that may have a material impact upon Splunk’s reported financial results. Further, stock-based compensation expense has been and will continue to be, for the foreseeable future, a significant recurring expense in Splunk’s business and an important part of the compensation provided to Splunk’s employees. The presentation of the non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Splunk uses these non-GAAP financial measures for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. Splunk believes that these non-GAAP financial measures provide useful information about Splunk’s operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. In addition, these non-GAAP financial measures facilitate comparisons to competitors’ operating results. The non-GAAP financial measures are meant to supplement and be viewed in conjunction with GAAP financial measures.

The following tables reconcile Splunk’s GAAP results to Splunk’s non-GAAP results included in this press release.

Splunk Inc. | www.splunk.com

Splunk Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

Reconciliation of Cash Provided By (Used In) Operating Activities to Free Cash Flow

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Net cash provided by (used in) operating activities	$48,923	$(19,381)	$173,642	$(4,641)
Less purchases of property and equipment	(2,579)	(5,467)	(9,229)	(9,830)
Less capitalized software development costs	(816)	(695)	(5,806)	(5,843)
Free cash flow (non-GAAP)	$45,528	$(25,543)	$158,607	$(20,314)
Net cash provided by (used in) investing activities	$74,741	$(51,985)	$(655,900)	$(344,804)
Net cash used in financing activities	$(38,618)	$(855,418)	$(113,504)	$(117,238)

Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended October 31, 2022

	GAAP	Stock-based compensation and related employer payroll tax	Amortization of intangible assets	Acquisition-related adjustments	Restructuring and facility exit charges	Capitalized software development costs	Non-cash interest expense related to convertible senior notes	Income tax adjustment (2)	Non-GAAP
Cloud services cost of revenues	$119,558	$(5,821)	$(7,577)	$—	$—	$(3,556)	$—	$—	$102,604
Cloud services gross margin	68.0%	1.6%	2.0%	—%	—%	1.0%	—%	—%	72.6%
Cost of revenues	201,765	(22,071)	(8,807)	—	—	(3,556)	—	—	167,331
Gross margin	78.3%	2.4%	0.9%	—%	—%	0.4%	—%	—%	82.0%
Research and development	241,395	(80,989)	—	—	—	816	—	—	161,222
Sales and marketing	388,094	(56,503)	(5,130)	—	—	—	—	—	326,461
General and administrative	118,307	(31,297)	—	(692)	(10,000)	—	—	—	76,318
Operating income (loss)	(19,792)	190,860	13,937	692	10,000	2,740	—	—	198,437
Operating margin	(2.1)%	20.4%	1.5%	0.1%	1.1%	0.3%	—%	—%	21.3%
Income tax provision	4,355	—	—	—		—	—	34,117	38,472
Net income (loss)	$(32,620)	$190,860	$13,937	$692	$10,000	$2,740	$2,394	$(34,117)	$153,886
Basic net income (loss) per share (1)	$(0.20)	$1.17	$0.09	$—	$0.06	$0.02	$0.01	$(0.21)	$0.94
Diluted net income (loss) per share (1)	$(0.20)								$0.83
_________________________
(1)                GAAP basic and diluted net loss per share and non-GAAP basic net loss per share is calculated based on 163,044 weighted-average shares of common stock. Non-GAAP net income per share is calculated based on 185,731 diluted weighted-average shares of common stock, which includes 22,687 potentially dilutive shares related to convertible notes and employee stock awards. GAAP to non-GAAP diluted net income (loss) per share is not reconciled due to the difference in the number of weighted-average shares used to calculate GAAP and non-GAAP diluted net income (loss) per share.
(2)            Represents the income tax adjustment using our estimated non-GAAP tax rate of 20%.

Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended October 31, 2021

	GAAP	Stock-based compensation and related employer payroll tax	Amortization of intangible assets	Capitalized software development costs	Non-cash interest expense related to convertible senior notes	Income tax adjustment (2)	Non-GAAP
Cloud services cost of revenues	$100,210	$(4,447)	$(7,579)	$(2,497)	$—	$—	$85,687
Cloud services gross margin	58.8%	1.8%	3.1%	1.0%	—%	—%	64.7%
Cost of revenues	188,290	(21,718)	(8,806)	(2,497)	—	—	155,269
Gross margin	71.7%	3.3%	1.2%	0.4%	—%	—%	76.6%
Research and development	265,145	(85,896)	—	693	—	—	179,942
Sales and marketing	386,932	(62,965)	(5,279)	—	—	—	318,688
General and administrative	112,750	(35,816)	—	—	—	—	76,934
Operating loss	(288,366)	206,395	14,085	1,804	—	—	(66,082)
Operating margin	(43.4)%	31.0%	2.2%	0.3%	—%	—%	(9.9)%
Income tax provision (benefit)	5,532	—	—	—	—	(20,398)	(14,866)
Net loss	$(343,322)	$206,395	$14,085	$1,804	$41,174	$20,398	$(59,466)
Basic and diluted net loss per share (1)	$(2.14)	$1.29	$0.08	$0.01	$0.26	$0.13	$(0.37)
_________________________
(1)               Calculated based on 160,202 weighted-average shares of common stock.
(2)            Represents the income tax adjustment using our estimated non-GAAP tax rate of 20%.

Reconciliation of GAAP to Non-GAAP Financial Measures
Nine Months Ended October 31, 2022

	GAAP	Stock-based compensation and related employer payroll tax	Amortization of intangible assets	Acquisition-related adjustments	Restructuring and facility exit charges	Capitalized software development costs	Non-cash interest expense related to convertible senior notes	Loss on strategic investments, net	Income tax adjustment (2)	Non-GAAP
Cloud services cost of revenues	$361,939	$(16,856)	$(22,734)	$—	$—	$(8,989)	$—	$—	$—	$313,360
Cloud services gross margin	65.3%	1.6%	2.2%	—%	—%	0.9%	—%	—%	—%	70.0%
Cost of revenues	610,712	(66,062)	(26,421)	—	—	(8,989)	—	—	—	509,240
Gross margin	74.6%	2.7%	1.1%	—%	—%	0.4%	—%	—%	—%	78.8%
Research and development	754,143	(256,938)	—	—	—	5,806	—	—	—	503,011
Sales and marketing	1,193,929	(191,262)	(15,614)	—	—	—	—	—	—	987,053
General and administrative	345,396	(101,216)	—	(692)	(10,000)	—	—	—	—	233,488
Operating loss	(501,577)	615,478	42,035	692	10,000	3,183	—	—	—	169,811
Operating margin	(20.9)%	25.8%	1.7%	—%	0.4%	0.1%	—%	—%	—%	7.1%
Income tax provision	15,652	—	—			—	—	—	14,021	29,673
Net income (loss)	$(546,654)	$615,478	$42,035	$692	$10,000	$3,183	$7,878	$97	$(14,021)	$118,688
Basic net income (loss) per share (1)	$(3.38)	$3.81	$0.26	$—	$0.06	$0.02	$0.05	$—	$(0.09)	$0.73
Diluted net income (loss) per share (1)	$(3.38)									$0.64
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(1)               GAAP basic and diluted net loss per share and non-GAAP basic net loss per share is calculated based on 161,738 weighted-average shares of common stock. Non-GAAP net income per share is calculated based on 185,148 diluted weighted-average shares of common stock, which includes 23,410 potentially dilutive shares related to convertible notes and employee stock awards. GAAP to non-GAAP diluted net income (loss) per share is not reconciled due to the difference in the number of weighted-average shares used to calculate GAAP and non-GAAP diluted net income (loss) per share.
(2)            Represents the income tax adjustment using our estimated non-GAAP tax rate of 20%.

Reconciliation of GAAP to Non-GAAP Financial Measures
Nine Months Ended October 31, 2021

	GAAP	Stock-based compensation and related employer payroll tax	Amortization of intangible assets	Acquisition-related adjustments	Restructuring and facility exit charges	Capitalized software development costs	Non-cash interest expense related to convertible senior notes	Income tax adjustment (2)	Non-GAAP
Cloud services cost of revenues	$286,311	$(12,815)	$(21,619)	$—	$—	$(3,685)	$—	$—	$248,192
Cloud services gross margin	56.2%	2.0%	3.3%	—%	—%	0.6%	—%	—%	62.1%
Cost of revenues	543,603	(62,335)	(28,631)	—	—	(3,685)	—	—	448,952
Gross margin	69.3%	3.6%	1.6%	—%	—%	0.2%	—%	—%	74.7%
Research and development	772,052	(248,361)	(26)	—	—	5,131	—	—	528,796
Sales and marketing	1,125,169	(186,296)	(15,126)	—	(613)	—	—	—	923,134
General and administrative	399,864	(107,603)	—	(957)	(55,228)	—	—	—	236,076
Operating loss	(1,068,143)	604,595	43,783	957	55,841	(1,446)	—	—	(364,413)
Operating margin	(60.3)%	34.0%	2.5%	0.1%	3.2%	(0.1)%	—%	—%	(20.6)%
Income tax provision (benefit)	8,913	—	—	—	—	—	—	(86,248)	(77,335)
Net loss	$(1,198,274)	$604,595	$43,783	$957	$55,841	$(1,446)	$98,958	$86,248	$(309,338)
Basic and diluted net loss per share (1)	$(7.38)	$3.72	$0.28	$0.01	$0.34	$(0.01)	$0.61	$0.53	$(1.90)
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(1)               Calculated based on 162,474 weighted-average shares of common stock.
(2)            Represents the income tax adjustment using our estimated non-GAAP tax rate of 20%.
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